UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

IPAYMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50280

(Commission File Number)

62-1847043

(I.R.S. Employer Identification Number)

40 Burton Hills Boulevard, Suite 415

Nashville, TN 37215

(Address and zip code of principal executive offices)

(615) 665-1858

(Registrant’s telephone number, including area code)

N/A

(Name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 29, 2011, iPayment, Inc. (the “Company”) announced the pricing of an offering of $400 million in aggregate principal amount of 10.25% Senior Notes due 2018 (the “Notes”). The aggregate principal amount of the notes offered was increased from $375 million. The Company also announced that its parent, iPayment Holdings, Inc. (“Holdings”), priced the offering of 125,000 units (the “Units”), consisting of $125 million in aggregate principal amount of 15.00%/15.00% Senior Notes due 2018 and 125,000 warrants to purchase common stock of Holdings, a decrease from the initial $150 million aggregate principal amount of notes and 150,000 warrants, respectively, previously announced. The warrants will represent an aggregate 2.5% of the outstanding common stock on a fully diluted basis (giving effect to the warrants). The offerings are expected to close on May 6, 2011.

The Notes and the Units are being offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act. The Notes and the Units have not been registered under the Securities Act, any other federal securities laws or the securities laws of any state, and until so registered, the Notes and the Units may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

In connection with the offering of the Notes, the Company disclosed certain information in a pricing supplement to the offering memorandum to prospective investors, including the information set forth below. Not all of the information contained in the offering memorandum appears below. Accordingly, certain sections referred to in cross references and certain definitions do not appear below.

Unless otherwise indicated, the terms the “Company,” “we,” “us” and “our” refer to iPayment, Inc. and its subsidiaries, unless the context requires otherwise.

Unaudited As Adjusted Balance Sheet Data and Pro Forma Financial Data

Our unaudited as adjusted financial data and pro forma financial data set forth below for the year ended December 31, 2010 gives effect to the Transactions described in the Preliminary Offering Memorandum under “Offering memorandum summary—The related transactions” as if such Transactions had occurred on December 31, 2010. Such unaudited as adjusted financial data and pro forma financial data are based on assumptions and are presented for illustrative and informational purposes only and do not purport to represent what our actual financial position would have been had such Transactions been completed on such date.

($ in thousands)	Year ended December 31, 2010, As Adjusted (unaudited)
Balance Sheet Data (as of period end):(1)
Cash and cash equivalents	$1
Working capital (deficit)	(9,732)
Total assets	754,504
Total long-term debt including current portion	787,059
Stockholders’ deficit	(81,446)

($ in thousands)	Year ended December 31, 2010 Pro Forma (unaudited)
Pro Forma Financial Data:(1)(2)
Adjusted cash interest expense	$72,918
Ratio of adjusted total debt to Adjusted EBITDA(3)	5.8	x
Ratio of Adjusted EBITDA to adjusted cash interest expense(3)	1.9	x
Ratio of Adjusted EBITDA minus capital expenditures to adjusted cash interest expense(3)	1.8	x

(1)

Reflects the expected entry into our new senior secured credit facilities, which we anticipate will provide for $375 million of term loans and availability of up to $75 million of revolving loans. We anticipate borrowing approximately $12 million under the revolving portion of our

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new senior secured credit facilities on the closing date of this offering. The terms of our new senior secured credit facilities have not yet been agreed and the expected terms as disclosed under “Description of other indebtedness” may change. See “Description of other indebtedness”.

(2)	Unaudited Pro Forma Adjusted EBITDA is provided for illustrative purposes only and does not represent what the actual Adjusted EBITDA would have been had the adjustments occurred on December 31, 2010, nor does it purport to represent Adjusted EBITDA for any future period or our financial position at any future date.
(3)	Adjusted EBITDA represents EBITDA adjusted for the impact of certain non-recurring legal expenses, regarding certain strategic alternatives and related matters, including the potential sale of the Daily Interests. Pro Forma Adjusted EBITDA represents Adjusted EBITDA after giving effect to the annualized impact of certain acquisitions consummated in the fourth quarter of 2010. The reconciliation of EBITDA to Adjusted EBITDA and Pro Forma Adjusted EBITDA is as follows:

	Year ended December 31,
($ in thousands)	2008	2009	2010
EBITDA	$119,725	$116,380	$128,060
Non-recurring legal expenses	—	—	1,658

Adjusted EBITDA	$119,725	$116,380	$129,718
Acquisitions(a)	1,506	2,397	6,333

Pro Forma Adjusted EBITDA	$121,231	$118,777	$136,051

(a)	Represents the financial impact of our acquisitions during a specified year as if such acquisitions had occurred on January 1 of such year.

We have provided these non-GAAP financial measures because we believe that they provide potential purchasers of the notes with useful information in assessing our operating performance and as an indicator of our ability to service or incur indebtedness, make capital expenditures and finance working capital requirements. Adjusted EBITDA and Pro Forma Adjusted EBITDA are not a measure of financial performance under GAAP and should not be considered in isolation or as an alternative to cash flow from operating activities or as an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. See “Non-GAAP financial measures”. Other companies in our industry may calculate Adjusted EBITDA and Pro Forma Adjusted EBITDA differently than we do and Adjusted EBITDA and Pro Forma Adjusted EBITDA as presented in this offering memorandum may not be comparable with similarly titled measures of other companies.

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Use of proceeds

We intend to use the proceeds from this offering, together with borrowings under our new senior secured credit facilities, to: (i) permanently repay all of the outstanding indebtedness under our existing senior secured credit facilities; (ii) redeem and satisfy and discharge all of our existing senior subordinated notes; (iii) make a distribution to Investors indirectly through Holdings in an amount expected to be $142,426,000 to enable Investors, together with the net proceeds of the Parent Financing, to redeem and satisfy and discharge all of its existing PIK toggle notes and to redeem all of the Daily Interests pursuant to the Equity Redemption and to pay related fees and expenses and (iv) pay fees and expenses related to this offering.

The anticipated sources and uses of funds in connection with this offering and borrowings under our new senior secured credit facilities are set forth below. The amounts reflected below are based upon the expected closing date of May 6, 2011. See also “Offering memorandum summary—The related transactions.”

Sources of funds		Uses of funds
(in millions)
Notes offered hereby	$400.0	Repayment of our existing senior secured credit facilities(2)(3)	$410.8
New senior secured credit facilities(1)	387.1	Redemption of our existing senior subordinated notes(4)	203.5
		Distribution to Holdings(5)(6)(7)	142.4
		Estimated fees and expenses of this offering(8)	30.3

Total sources	$787.1	Total uses	$787.1

(1)	Concurrently with the closing of this offering, we intend to enter into our new senior secured credit facilities, which we anticipate will provide for $375 million of term loans and availability of up to $75 million of revolving loans. We anticipate borrowing approximately $12 million under the revolving portion of our new senior secured credit facilities on the closing date of this offering. The terms of our new senior secured credit facilities have not yet been agreed and the expected terms as disclosed under “Description of other indebtedness” may change. See “Description of other indebtedness.”
(2)	Our existing senior secured credit facilities consist of a term loan facility and a revolving credit facility. Based on our assumptions and estimates, repayment amount consists of the repayment of the entire aggregate principal amount outstanding under the term loan facility.
(3)	Borrowings under the term loan facility bear interest at a rate of LIBOR plus a margin of 2% to 2.25% and borrowings under the revolving credit facility bear interest at a rate of prime plus a margin of 0.50% to 1.25% or at a rate of LIBOR plus a margin of 1.50% to 2.25% depending on our ratio of consolidated debt to EBITDA (as defined therein). The term loan facility and the revolving credit facility mature on May 10, 2013 and May 10, 2012, respectively.
(4)	Includes accrued and unpaid interest of $9.0 million through May 6, 2011, but does not include any accrued and unpaid interest for the 30 day redemption period after closing.
(5)	Estimated distribution to fund, together with the net proceeds of the Parent Financing, the redemption and satisfaction and discharge of the existing PIK toggle notes and the Equity Redemption. If the Equity Redemption is not consummated, or if there are funds remaining from the offering after the redemption and other uses specified above, any funds in excess of the amount required to fund the redemption of the existing PIK toggle notes will instead be used for general corporate purposes. See “Offering memorandum summary—The related transactions” and “Offering memorandum summary—Recent developments.”
(6)	Assuming a closing date of May 6, 2011, we estimate the aggregate outstanding principal amount of the existing PIK toggle notes to be $136 million, including $5 million of accrued and unpaid interest through May 6, 2011 but excluding such interest for the 30-day redemption period thereafter.
(7)	The aggregate price of the Equity Redemption is $118.5 million, excluding related fees and expenses of approximately $7.5 million. See “Offering memorandum summary—Recent developments” and “Principal shareholders and related party transactions.”
(8)	Includes the estimated initial purchasers’ discount and legal, accounting and other fees and expenses associated with this offering.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2010 on an as adjusted basis to give effect to the Transactions described under “Offering memorandum summary—The related transactions,” as if such Transactions had occurred on such date.

This table should be read in conjunction with “Use of proceeds,” “Management’s discussion and analysis of financial conditions and results of operations,” “Selected consolidated historical financial information and other data,” “Description of other indebtedness,” our audited consolidated financial statements and related notes thereto, and other information included elsewhere in this offering memorandum.

Year ended December 31, 2010
(in thousands)	As Adjusted
Cash and cash equivalents	$1

Long-term debt, including current portion
Existing senior secured credit facilities	$—
Existing senior subordinated notes	—
Notes offered hereby	400,000
New senior secured credit facilities(1)	387,059

Total long-term debt, including current portion	$787,059
Total stockholders’ deficit	$(81,446)

Total capitalization	$705,613

(1)	Concurrently with the closing of this offering, we intend to enter into our new senior secured credit facilities, which we anticipate will provide for $375 million of term loans and availability of up to $75 million of revolving loans. We anticipate borrowing approximately $12 million under the revolving portion of our new senior secured credit facilities on the closing date of this offering. The terms of our new senior secured credit facilities have not yet been agreed and the expected terms as disclosed under “Description of other indebtedness” may change. See “Description of other indebtedness.”

Item 8.01.	Other Events.

On April 29, 2011, iPayment, Inc. (the “Company”) announced pricing of an offering of $400 million in aggregate principal amount of 10.25% Senior Notes due 2018 (the “Notes”). The aggregate principal amount of the notes offered was increased from $375 million. The Company also announced that its parent, iPayment Holdings, Inc. (“Holdings”), priced the offering of 125,000 units (the “Units”), consisting of $125 million in aggregate principal amount of 15.00%/15.00% Senior Notes due 2018 and 125,000 warrants to purchase common stock of Holdings, a decrease from the initial $150 million aggregate principal amount of notes and 150,000 warrants, respectively, previously announced. The warrants will represent an aggregate 2.5% of the outstanding common stock on a fully diluted basis (giving effect to the warrants). The offerings are expected to close on May 6, 2011.

The net proceeds from the offering of the Notes and the Units, together with borrowings under the Company’s proposed new senior secured credit facilities, will be used to (i) permanently repay all of the outstanding indebtedness under the Company’s existing senior secured credit facilities; (ii) redeem and satisfy and discharge all of the Company’s existing senior subordinated notes; and (iii) make a distribution to the Company’s indirect parent, iPayment Investors, L.P. (“Investors”) in an amount sufficient to enable it to redeem and satisfy and discharge all of its existing PIK toggle notes and, subject to the satisfaction of certain conditions, to redeem all of the equity interests in Investors and its general partner held by the Company’s Chairman and Chief Executive Officer and by entities controlled by him or in trust for the benefit of his family members.

The Notes and Units are being offered only to qualified institutional buyers under Rule 144A of the Securities Act and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act. The Notes and Units have not been registered under the Securities Act, any other federal securities laws, or the securities laws of any state, and until so registered, the Notes and Units may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

A copy of our press release announcing the pricing of the Notes and Units is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of iPayment, Inc., dated April 29, 2011 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT, INC.

By:	/s/ Mark C. Monaco
Name: Mark C. Monaco
Title: Chief Financial Officer

Dated: April 29, 2011

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